EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33676) of Energizer Holdings, Inc. of our report dated June 15, 2001 relating to the financial statements of the Energizer Holdings, Inc. Savings Investment Plan, which appears in this Form 11-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers  LLP

St.  Louis,  MO
June  29,  2001